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                                                                  EXHIBIT 10.17


                      SOUTHWESTERN LIFE INSURANCE COMPANY

                                REAL ESTATE NOTE

Loan No.:  30515                                         Amount:  $2,500,000.00

For value received, the undersigned maker hereby promises to pay to the order of SOUTHWESTERN LIFE INSURANCE COMPANY, at its Office in Dallas, Texas, or at such other place as the holder thereof may designate in writing from time to time, the principal sum of Two Million Five Hundred Thousand Dollars ($2,500,000.00), lawful money of the United States of America, with interest thereon from the date hereof at the rate of 10-1/8 per centum per annum, and all past due principal and interest shall bear interest from maturity at the rate of 12 per centum per annum, the said principal and interest to be paid as follows, to-wit:

This note is due and payable in monthly installments for the sum of $22,578.00 each, first installment due and payable on January 1, 1980, and one installment due and payable on the first day of each and every month thereafter until this note is paid in full, said installments to be applied first to interest and the balance to principal, interest to be calculated from month to month as it accrues. In any event, the balance of the principal, if any, remaining unpaid, plus accrued interest, shall be due and payable on December 1, 2006.

The holder of this note may collect a "late charge" not to exceed three percent (3%) of each total monthly payment, as described herein, more than fifteen (15) days past due to cover the extra expense involved in handling delinquent payments, provided, however, that in no event shall the holder of this note collect or have the right to collect an amount under this provision that would cause the interest rate of this note to be greater than the maximum interest rate allowed by law.

The maker hereof gives to the holder of this note the right, at its sole option, to call for payment of this note in full at the end of the fifteenth (15th) or twentieth (20th) note-year, without prepayment premium, upon twelve (12) months' prior written notice.

In addition to the above payments, the maker hereof reserves the option to pay this note in full upon sixty (60) days' prior written notice to the holder of this note on any interest due date during the eleventh note-year upon payment of a premium of 5% on the unpaid balance, and said premium shall decline to 4-1/2% on the unpaid balance during the twelfth note-year, said premium decreasing 1/2 of 1% each year thereafter until said premium reaches 1%, where it shall remain for the life of the loan. The term "note-year" as used herein shall mean a period of twelve (12) consecutive months beginning either on the first day of the month following the date of this note, or an anniversary of such first day.

It is understood and agreed that failure to pay this Note or any installment either of principal or interest hereon when due, or any breach of or failure to perform any of the agreements set forth in the deed of trust or other instruments securing the payment of this Note, shall, at the election of the holder hereof, mature the principal of this Note and all interest then accrued hereon and same shall at once become due and payable in its entirety, and subject to foreclosure proceedings.

And it is hereby agreed that if this Note is placed in the hands of an attorney for collection, or if proved, established or collected in any Court, or in any bankruptcy or debtor relief proceedings, the maker agrees to pay all costs connected therewith, including reasonable attorneys' fees.

The maker expressly agrees to remain and continue bound for the payment of the principal and interest provided for by the terms of this Note notwithstanding any extension or extensions of the time of, or for the payment of said principal or interest, or any change or changes in the amount or amounts agreed to be paid under and by virtue of the obligation to pay provided for in this Note, or any change by way of release or surrender of any collateral and/or real estate held as security for this Note, and waives all and every kind of notice of such extension or extensions, change or changes and agrees that the same may be made without the joinder of the maker or any guarantor of the indebtedness evidenced hereby.

All makers, endorsers, sureties and guarantors hereby waive presentment of this note for payment, notice of nonpayment, notice of acceleration, protest, notice of protest, diligence, or any notice of, or defense on account of, any extensions, renewals, or changes in any manner of or in this note, or in any of its terms, provisions and covenants, or by delay, indulgence or other act of trustees or any holder of this note.

No provisions of this note shall require the payment or permit the collection of interest in excess of the maximum permitted by applicable law. If any excess of interest in such respect is herein provided for, or shall be adjudicated to be so provided for herein, the maker shall not be obligated to pay such interest in excess of the amount permitted by applicable law, and the right to demand the payment of any such excess shall be and hereby is waived, and this provision shall control any other provision of this note. Any payment of interest in excess of the maximum amount permitted by applicable law shall be considered as a mistake and the excess thereof over such maximum amount shall be returned to the maker upon written request.

This Note is secured by Deed of Trust of even date herewith on real estate, duly recorded in the Deed of Trust Records of Harris County, Texas.

Dated at Houston, Texas this 8th day of November, A.D., 1979.


                                        MAKER:

                                        SOUTHERN ENGINE & PUMP COMPANY
                                        ________________________________________
                                        By:    /s/  GEORGE N. ALLEN, JR.
                                        ________________________________________

                                             George N. Allen, Jr., President


Pay to the order of MODERN AMERICAN LIFE INSURANCE COMPANY, a Missouri corporation, WITHOUT RECOURSE.

SOUTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Texas corporation


By:   /s/  DANIEL B. GAIL
   -------------------------------
           Daniel B. Gail,
      Executive Vice President